Exhibit 23.3

CONSENT OF AUSTIN FINANCIAL SERVICES, INC.

         We consent to the inclusion of this Registration Statement on Form S-4 of Old Kent Financial Corporation of our opinion set forth as Appendix C to the prospectus and proxy statement, which is part of the Registration Statement, and to the reference to our firm and to the summarization of our opinion in the prospectus and proxy statement under the caption "Opinion of Home's Financial Advisor."

s/Douglas V. Austin
Dr. Douglas V. Austin, President and CEO Austin Financial Services, Inc.

August 31, 2000